CERTIFICATE OF TRUST

                     PIONEER GLOBAL ENERGY & UTILITIES FUND

THIS Certificate of Trust of Pioneer Global Energy & Utilities Fund (the "Trust"), dated July 10, 2001, is being duly executed and filed by the undersigned trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, ET SEQ).

1. NAME. The name of the business trust formed hereby is Pioneer Global Energy & Utilities Fund.

2. REGISTERED AGENT. The business address of the registered office of the Trust in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the date and time of filing.

4. SERIES TRUST. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is a registered investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.

         /S/ MARY K BUSH________________________________________
         Mary K. Bush As Trustee and not individually



         /S/ JOHN F. COGAN, JR._____________________________________
         John F. Cogan, Jr. As Trustee and not individually



         /S/ RICHARD H. EGDAHL____________________________________
         Richard H. Egdahl As Trustee and not individually



         /S/ MARGARET B.W. GRAHAM________________________________
         Margaret B.W. Graham As Trustee and not individually



         /S/ MARGUERITE A. PIRET____________________________________
         Marguerite A. Piret As Trustee and not individually



         /S/ DAVID D. TRIPPLE______________________________________
         David D. Tripple As Trustee and not individually



         /S/ STEPHEN K. WEST______________________________________
         Stephen K. West As Trustee and not individually



         /S/ JOHN WINTHROP________________________________________
         John Winthrop As Trustee and not individually

IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.

         ----------------------------------------
         Mary K. Bush As Trustee and not individually



         ---.-------------------------------------
         John F. Cogan, Jr. As Trustee and not individually



         -----------------------------------------
         Richard H. Egdahl As Trustee and not individually



         -----------------------------------------
         Margaret B.W. Graham As Trustee and not individually



         ------------------------------------------
         Marguerite A. Piret As Trustee and not individually



         ------------------------------------------
         David D. Tripple As Trustee and not individually



         -------------------------------------------
         Stephen K. West As Trustee and not individually



         -------------------------------------------
         John Winthrop As Trustee and not individually